UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): March 31, 2025 (March 28, 2025)

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GREENBACKER RENEWABLE ENERGY CO LLC

(Exact name of registrant as specified in its charter)

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Delaware	000-55610	80-0872648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Limited liability company interests	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2025, Mr. Charles Wheeler provided a letter of resignation to Greenbacker Renewable Energy Company LLC (the “Company”) pursuant to which, on April 1, 2025 (the “Transition Date”), he will step down as Chief Executive Officer (“CEO”) of the Company and as Chairman of the Company’s board of directors (the “Board”) and as a member of the Board’s nominating and governance committee. Mr. Wheeler has also resigned as a director of the Board, effective as of the earlier of December 31, 2025 and the date on which a permanent CEO of the Company is appointed. As of the Transition Date, Mr. Wheeler will continue to be a non-executive employee of the Company and will be designated as Founder and Chairman Emeritus.

On March 31, 2025, Mr. Wheeler entered into a transition agreement with the Company and certain of its affiliates (the “Transition Agreement”) that sets forth the terms of his employment and certain other matters on and following the Transition Date.

During the period beginning on the Transition Date and ending on April 1, 2026 (or such earlier date on which Mr. Wheeler’s employment is terminated by him or the Company) (such period, the “Term”), Mr. Wheeler will serve in the role of Founder and Chairman Emeritus, remain an at-will employee of the Company and provide advice and assistance to the Company on an as-requested basis, including with respect to supporting the Company’s interim CEO (“Interim CEO”) and the Company’s permanent CEO, responding to reasonable requests for information and assistance and such other matters as may be reasonably assigned by the Company. During the Term, Mr. Wheeler will receive a base salary at a rate of $750,000 per annum, will not be eligible to receive an annual bonus or other cash incentive compensation (including in respect of fiscal year 2024) and will continue to be eligible to participate in employee benefit plans, programs, policies and arrangements of the Company and its subsidiaries; provided, however, that Mr. Wheeler will no longer be eligible to participate in any severance plan or program of the Company and its subsidiaries (including Greenbacker Renewable Energy Corporation’s Executive Protection Plan), except for the potential severance set forth in the Transition Agreement. With respect to Mr. Wheeler’s unvested equity awards that are outstanding as of the Transition Date, Mr. Wheeler will retain any portion of such equity awards that is subject to solely service-based vesting conditions and would otherwise vest prior to April 1, 2027 (which shall remain eligible to vest subject to the existing terms and conditions of such equity awards, subject to Mr. Wheeler’s continued employment) and will immediately forfeit for no consideration all other equity awards. The Company will also reimburse Mr. Wheeler for reasonable and documented legal expenses that were incurred for legal advice obtained in connection with the Transition Agreement in an amount of up to $15,000.

Under the Transition Agreement, if Mr. Wheeler’s employment is terminated without “cause” prior to the end of the Term, due to death or “disability” prior to the end of the Term or as a result of the expiration of the Term, then in any such case, subject to Mr. Wheeler (i) executing and not revoking a general release of claims and (ii) complying with the terms of the Transition Agreement, Mr. Wheeler will be entitled to receive the following payments and benefits: (a) continued payment of his base salary, payable in cash in substantially equal amounts in accordance with normal payroll practices for the period beginning on his termination date and ending on April 1, 2027, (b) subsidized COBRA benefits for the period beginning on his termination date and ending on October 1, 2026, and (c) acceleration of any then-outstanding unvested equity awards on the termination date.

The Transition Agreement also includes a reaffirmation of Mr. Wheeler’s existing restrictive covenants, provided that any non-competition and non-solicitation covenants will end on April 1, 2027.

The description of the Transition Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, on March 31, 2025, the Board appointed the Company’s Managing Director and Head of Infrastructure, Mr. Daniel De Boer, age 39, as the Company’s Interim CEO, effective April 1, 2025.

Prior to joining the Company in December 2023, Mr. De Boer previously served as the Head of Renewables at Allianz Capital Partners of America from March 2019 through December 2023, where he led all aspects of the investment lifecycle and played a role in shaping the strategic direction of their sustainable infrastructure platform. Mr. De Boer holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Arts degree from Yale University.

There is no arrangement or understanding between Mr. De Boer and any other person pursuant to which he was appointed as an officer of the Company. Mr. De Boer has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. In addition, he is not party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

On March 31, 2025, the Board appointed current director, Robert Brennan, as Chairman of the Board, effective April 1, 2025.

Item 8.01	Other Events.

The Company has completed the re-underwriting process that it previously disclosed on a Current Report on Form 8-K on February 4, 2025 with respect to net asset value (“NAV”) per share for each of the Company’s share classes. The Company evaluated the expected future performance of the assets in its portfolio relative to their historical performance, while also taking into account the impact of current market conditions. On March 25, 2025, the Board approved the December 31, 2024 NAV and, as a result, the Company adjusted its aggregate NAV to $5.03 per share, a 35.5% decrease relative to the September 30, 2024 NAV.

The December 31, 2024 NAV and monthly share value per share for the Company’s share classes are as set forth below:

Share Class	Net Asset Value	Monthly Share Value
A	$ 4.669	$ 4.669
C	$ 4.616	$ 4.624
I	$ 4.669	$ 4.669
P-A	$ 4.969	$ 4.981
P-I	$ 5.129	$ 5.129
P-D	$ 5.139	$ 5.152
P-T	$ 5.037	$5.181
P-S	$ 4.967	$5.114
EO	$ 5.129	$5.129

The aggregate NAV of the Company’s common shares as of December 31, 2024 was $1.0 billion, or $5.03 per share, and was determined in accordance with the valuation guidelines as approved by its Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Transition Agreement by and among the Company, Greenbacker Renewable Energy Corporation, Greenbacker Capital Management, Greenbacker Administration, LLC and Mr. Wheeler, dated March 31, 2025*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBACKER RENEWABLE ENERGY COMPANY LLC

Date: March 31, 2025	By:	/s/ Carl Weatherley-White
		Name:	Carl Weatherley-White
		Title:	Interim Chief Financial Officer